UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4101 North Thanksgiving Way

Lehi, UT  84043

(Address of principal executive offices)

(949) 281-2606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K or this Report contains forward-looking statements. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding the plans and objectives of management for future operations.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, including the closing of the Membership Interest Purchase Agreement disclosed below, and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law.

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ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT.

Membership Interest Purchase Agreement

On June 15, 2022 (the “Execution Date”), Vivakor, Inc., (the “Company”) entered into a Membership Interest Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 (the “MIPA”), with Jorgan Development, LLC, a Louisiana limited liability company ("Jorgan") and JBAH Holdings, LLC, a Texas limited liability company ("JBAH" and, together with Jorgan, the "Sellers"), as the equity holders of Silver Fuels Delhi, LLC, a Louisiana limited liability company ("SFD") and White Claw Colorado City, LLC, a Texas limited liability company ("WCCC" ) whereby, at closing, subject to the conditions set forth in the MIPA, the Company will acquire all of the issued and outstanding membership interests in each of SFD and WCCC (the “Membership Interests”), making SFD and WCCC wholly owned subsidiaries of the Company. The purchase price for the Membership Interests is approximately $37.4 million, subject to post-closing adjustments, payable by the Company in a combination of shares of the Company’s common stock, secured three-year promissory notes made by the Company in favor of the Sellers, in the form of Exhibit 4.1 hereto (the “Notes”), and the assumption of certain liabilities of SFD and WCCC. The shares of the Company’s common stock and the Notes will have an aggregate value of approximately $32,942,939. Closing of the MIPA is anticipated to be completed within 30 days of the Execution Date.

At closing, the Company will issue to the Sellers, shares of the Company’s common stock in an amount equal to 19.99% of the number of issued and outstanding shares of the Company’s common stock immediately prior to issuance, valued at the volume-weighted average price for the Company’s common stock on Nasdaq during the five trading days immediately preceding the closing date (the "Purchaser Stock Consideration"). The Notes will be issued in the aggregate original principal amount equal to the positive difference between (i) $32,942,939 (as may be adjusted) and (ii) the value of the Purchaser Stock Consideration. Sellers will enter into 18-month lock-up agreements in the form of Exhibit 10.5 hereto, at closing with regard to the Purchaser Stock Consideration (the “Lock-up Agreements”).

The purchase price is based on the assumption that the net working capital of SFD and WCCC, in the aggregate and as of closing will be equal to $150,000 (the "Target Working Capital Amount"). If the aggregate net working capital of SFD and WCCC is lower than the Target Working Capital Amount (a “Working Capital Deficit”) then the purchase price will be decreased by an amount equal to the Working Capital Deficit. If the aggregate net working capital of SFD and WCCC is higher than the Target Working Capital Amount (a “Working Capital Surplus”) then the purchase price will be increased by an amount equal to the Working Capital Surplus. The amount of any Working Capital Deficit will be payable by Sellers to the Company by reducing the aggregate principal amount of the Notes and the amount of any Working Capital Surplus will be payable by the Company to Sellers by increasing the aggregate principal amount of the Notes.

Under the MIPA, the Company has committed to make the Threshold Payment Amount to Sellers on or before the 18-month anniversary of the closing date. "Threshold Payment Amount" means an amount remitted to Sellers, collectively, equal to $16,471,469.50, solely and exclusively as the sum of (a) any payments of principal to Sellers under the Notes, whether in cash or unrestricted common stock, and (b) the value of any other unrestricted common stock issued to Sellers, including any Purchaser Stock Consideration which may become unrestricted common stock. The Threshold Payment is subject to adjustment in connection with any working capital or similar adjustments to the purchase price.

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Notwithstanding any provision to the contrary contained in the MIPA or any other transaction document, prior to Sellers' receipt of the Threshold Payment Amount, upon a Seller exercising its rights pursuant to a Pledge Agreement among the Company and the Seller in accordance with its terms, the Company and the Sellers have agreed that, in the event of a breach of the terms of the MIPA, the Notes, or the Pledge Agreement, the sole and exclusive remedy of the parties will be to unwind the MIPA transaction (the “Unwinding”). In any such Unwinding, the Membership Interest will be transferred to Sellers and Sellers will assign and transfer to the Company, the number of shares of common stock of the Company constituting the Purchaser Stock Consideration and any other amounts (the “Pre-Payment Amounts”) paid to Sellers by the Company above and beyond the monthly amounts required to be paid to Sellers under the Notes. Any such Pre-Payment Amounts shall be returned to the Company (i) in cash, if originally remitted to Sellers in cash, (ii) in Company common stock, if originally remitted to Sellers in Company common stock, or (iii) to the extent Company common stock was originally remitted to Sellers, but such stock was sold, margined, or hypothecated by Sellers, in cash at the value attributed to such Company common stock at the time of its issuance or transfer to Sellers. Notwithstanding the foregoing, subsequent to the receipt of the Threshold Payment Amount, no Seller shall have any right to initiate an Unwinding.

The Company has agreed to file a registration statement for the resale of the shares of Company common stock issuable to the Sellers within 45 days of the closing under the MIPA and to use its best efforts to have the registration statement declared effective as soon thereafter as is practical.

The MIPA contains customary representations and warranties, pre- and post-closing covenants of each party and customary closing condition.

The principal amount of the Notes, together with any and all accrued and unpaid interest thereon, will be paid to the Sellers on a monthly basis in an amount equal to the Monthly Free Cash Flow beginning, assuming a closing under the MIPA after July 1, 2022, on August 20, 2022, and continuing thereafter on the twentieth (20th) calendar day of each calendar month thereafter. Monthly Free Cash Flow means, for any calendar month, an amount equal to the cash proceeds received by SFD and WCCC from the product of (a) the sum of (i) SFD’s and WCCC’s gross revenue (including service revenue, rents, inventory sales and any other revenues agreed upon in writing by the Company and the Sellers ), in each case determined in accordance with GAAP and derived from SFD’s and WCCC’s monthly unaudited financial statements prepared in the ordinary course of business, minus (ii) SFD’s and WCCC’s operating expenses (excluding all interest expense, amortization, and depreciation), selling, general and administrative expenses, capital expenditures (including, but not limited to, maintenance capital expenditures and expenditures for personal protective equipment, additions to the land/current facilities and pipeline connections) and costs of goods sold, in each case determined in accordance with GAAP and derived from SFD’s and WCCC’s monthly unaudited financial statements prepared in the ordinary course of business, plus (iii) the net proceeds of any dispositions of property, plant, equipment or other assets of SFD and WCCC, in each case determined in accordance with GAAP and derived from SFD’s and WCCC’s monthly unaudited financial statements prepared in the ordinary course of business, minus (iv) any payments on capital lease obligations of SFD and WCCC, in each case determined in accordance with GAAP and derived from SFD’s and WCCC’s monthly unaudited financial statements prepared in the ordinary course of business, and minus (v) any extraordinary expenses incurred by SFD and WCCC (or by the Company for the benefit of SFD and WCCC) that are approved in writing by the Sellers, multiplied by (b) ninety-nine percent (99%) in the case of Jorgan and one percent (1%) in the case of JBAH; provided, however, that the Monthly Free Cash Flow will be calculated so as to eliminate the effect of: (A) premiums and other payments in excess of principal and accrued interest associated with the retirement of debt (including, without limitation, payments of income taxes incurred in connection therewith); and (B) tax payments or benefits associated with gains or losses on business divestitures in calculating net cash from operating activities.

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Without in any way limiting the foregoing, the then outstanding principal amount of the Notes, together with any and all accrued and unpaid interest thereon, will be due and payable in full in cash or unrestricted common stock of the Company on or prior to the three-year anniversary of the date of issuance. Subject to the limitations set forth below, the Company will have the right, but not the obligation, to make payments of principal and interest under the Notes on any payment date via physical delivery to the Sellers of shares of the Company’s unrestricted common stock. Any unrestricted common stock delivered to the Sellers will be valued at the volume weighted average price of the Company’s common stock on Nasdaq (or the Company’s then principal trading market) during the five (5) trading days immediately preceding the applicable payment date. Notwithstanding the foregoing, (i) the Company may not issue any shares of unrestricted common stock to the Sellers without first complying with the provisions of Nasdaq Rule 5635(d), (ii) with respect to any payment of Monthly Free Cash Flow, no more than 50% of the amount of such Monthly Free Cash Flow may be paid to the Sellers via delivery of unrestricted common stock without the prior written approval of the Sellers and (iii) no more than 50% of the original principal amount of each of the Notes may be paid to the Sellers via delivery of unrestricted common stock without the prior written approval of the Sellers. Each payment of Monthly Cash Flow pursuant to the Notes (whether in cash, shares of the Company’s unrestricted common stock or any combination of the foregoing) shall be applied to the payment of the obligations of the Company under the Notes as follows: (i) first, to the payment of any costs, expenses or other amounts (other than principal and interest) owed to the Sellers thereunder; (ii) second, to the payment of any and all accrued and unpaid interest; and (iii) thereafter, to the payment of the then outstanding principal amount of the Notes. Subject to the limitations set forth above, the Company may pre-pay the Notes, in whole or in part, in cash or unrestricted common stock without penalty or premium at any time.

Until such time as the Sellers have received the indefeasible payment in full of the Threshold Payment Amount, the timely and full payment of any and all principal, interest and other amounts due and owing to the Sellers pursuant to the Notes and the other transaction documents and the payment of any and all other obligations owed to the Sellers by the Company under the Notes or thereunder shall be secured solely by, and to the extent set forth in, the Pledge Agreements. The Pledge Agreements will terminate upon the earliest to occur of (A) the indefeasible payment in full of all of the Company’s obligations under the Notes and the Pledge Agreements, (B) the indefeasible payment in full to Jorgan and JBAH of the Threshold Payment Amount or (C) following the occurrence and continuance of an event of default thereunder or under the Notes and the exercise by Jorgan and JBAH of their right to effect a transfer of the collateral pursuant to the terms thereof, the execution and/or delivery of the pledged materials by the Company to Jorgan and JBAH in accordance with the Pledge Agreements, in the form of Exhibit 10.2 hereto, and the MIPA.

The timely and full payment of any and all principal, interest and other amounts due and owing to the Sellers pursuant to the Notes and the other transaction documents and the payment of any and all other obligations owed to the Sellers by the Company under the Notes or thereunder are guaranteed solely by, and to the extent set forth in, the Guaranty Agreements, in the form of Exhibit 10.4 hereto, between each of the Sellers and SFD and WCCC.

The Membership Interests will be assigned to the Company by the Sellers at the closing under the MIPA pursuant to Assignment of Membership Agreements in the form of Exhibit 10.6 hereto.

In conjunction with the closing under the MIPA, the Company and the Sellers shall enter into a Release Agreement in the form of Exhibit 10.7 hereto.

In conjunction with the closing under the MIPA, SFD, WCCC and the Company will enter into a Shared Services Agreement, in the form of Exhibit 10.1 hereto, with Endeavor Crude, LLC, a Texas limited liability company affiliated with the Sellers (“Endeavor”), under which Endeavor will provide certain operating and administrative services to SFD and WCCC. Endeavor is presently providing comparable services to SFD and WCCC. The Shared Services Agreement will have a term ending on the earlier of (a) December 31, 2031, (b) an event of default under the Shared Services Agreement, (c) termination at the sole discretion of SFD and WCCC upon thirty (30) days prior written notice to Endeavor, or (d) a change in control of SFD and WCCC.

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In conjunction with the closing under the MIPA, SFD, WCCC and the Company (collectively, the “Buyer Group”) will enter into a Master Netting Agreement,in the form of Exhibit 10.3 hereto (the “Netting Agreement”), with Jorgan, JBAH, Endeavor and White Claw Crude, LLC which is hereafter referred to as WC Crude (collectively, the “Seller Group”) under which all amounts owed to the Seller Group by the Buyer Group as a result of all Contracts during a given calendar month (the "Aggregate Amount(s) Owed Seller Group") shall be netted against all amounts owed to Buyer Group by Seller Group as a result of all Contracts during the same calendar month (the "Aggregate Amount(s) Owed Buyer Group"), and the resulting net amount (the "Net Settlement Amount") shall be payable either from Seller Group to Buyer Group (if the Aggregate Amount Owed Buyer Group exceeds the Aggregate Amount Owed Seller Group) or from Buyer Group to Seller Group (if the Aggregate Amount Owed Seller Group exceeds the Aggregate Amount Owed Buyer Group). For purposes of the foregoing, Contracts means the MIPA, the Notes, the Pledge Agreements, the Shared Services Agreement, the Crude Petroleum Supply Agreement dated January 1, 2021, by and between WC Crude and SFD, as amended, and the Oil Storage Agreement dated January 1, 2021, by and between WC Crude, as Shipper, and WCCC, as Operator, as amended. The Net Settlement Amount shall be paid by the owing Group to the other Group by wire transfer on or before the 20th day of the month succeeding the invoiced month. The Netting Agreement will remain in effect until the earlier to occur of (a) an event of default under the Netting Agreement (subject to the discretion of the non-defaulting Group), or (b) the termination of all the Contracts pursuant to their terms and provision, or (c) termination by mutual agreement of the parties; provided, however, that any such termination will not cancel the netting arrangement provided for therein with respect to obligations or transactions which arise prior to the termination date, unless otherwise agreed to in writing by the parties; provided further, that such termination of the Netting Agreement shall not affect the continuing validity or enforcement of obligations owed under the Contracts.

Effective January 1, 2021, WCC, in the capacity of operator, entered into an Oil Storage Agreement with WC Crude, a copy of which is filed herewith as Exhibit 10.8, in the capacity of shipper, under which WC Crude has the right, subject to the payment of service and maintenance fees, to store volumes of crude oil and other liquid hydrcarbons at a certain crude oil and liquid hydrocarbon receipt, storage, blending, throughput and delivery terminal operated by WCCC. Subject to possible termination upon an event of default, the Oil Storage Agreement expires on December 31, 2031.

Effective January 1, 2021, SFD entered into a Crude Petroleum Supply Agreement with WC Crude, a copy of which is filed herewith Exhibit 10.9 (the “Supply Agreement”), under which WC Crude supplies volumes of Crude Petroleum to SFD. Crude Petroleum means merchantable crude oil, condensate, natural gas liquids, and constituent liquid hydrocarbons acceptable to SFD, which may be blended by WC Crude from time to time in WC Crude’s reasonable discretion. WC Crude and SFD will be entering into a First Amendment to the Supply Agreement, in the form of Exhibit 10.10 hereto, in conjunction with the closing under the MIPA. The Supply Agreement, as amended, will provide for the delivery to SFD of a minimum of 1,000 Sourced Barrels per day. Sourced Barrels means barrels purchased directly from WC Crude (“White Claw Barrels”) or from third parties (the “Sourced Parties”) sourced through WC Crude (“Third Party Barrels”). In the event that the price at which SFD resells White Claw Barrels or Third Party Barrels, as applicable, to third parties (the “Third Party Sales Price”) minus the per barrel cost paid by SFD when purchasing barrels from WC Crude or Sourced Parties (the "SFD Margin") is positive, but less than $5.00 per barrel, WC Crude will pay SFD $5.00 minus the SFD Margin, which amount will be multiplied by the number of barrels associated with the sale. In the event the SFD Margin is positive, but greater than $5.00 per barrel, SFD will pay WC Crude a profit sharing payment in the amount equal to 10% of the SFD Margin minus $5.00 per barrel, which amount will be multiplied by the number of barrels associated with the sale. In the event the SFD Margin is negative, WC Crude will pay SFD the sum of the SFD Margin plus $5.00, which amount will be multiplied by the number of barrels associated with the sale. For purposes of the foregoing calculation, the SFD Margin shall be treated as a positive number. If the average Sourced Barrels delivered per month is less than 1,000 Sourced Barrels per day, then WC Crude will pay SFD $5.00 per barrel of the deficient quantity multiplied by the number of days in the applicable month Subject to earlier termination in connection with an event of default, the Supply Agreement, as amended, will remain in effect through and including December 31,2031.

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SFD owns and operates a crude oil gathering, storage, and transportation facility located on approximately 9.3 acres near Delhi, Louisiana. Under existing agreements, a subsidiary of a large NYSE traded energy company (the “Purchaser”) is obligated to purchase blended crude oil from SFD in amounts up to 60,000 barrels per month. With prior approval, SFD is eligible to sell to the Purchaser amounts greater than 60,000 barrels of crude oil per month. Additionally, for a period of 10 years, SFD is, under existing crude oil supply agreements with WC Crude, guaranteed a minimum gross margin of $5.00 per barrel on all quantities of blended crude oil sold thereunder. At present, SFD is blending and selling approximately 1,400 to 1,700 barrels of blended crude oil on a daily basis. Additionally, the acquisition of SFD would provide the Company with the infrastructure needed to place a Remediation Processing Machine (“RPC”) to clean soil which has been contaminated by hydrocarbons as well as tank bottom sludge. Management believes SFD’s location in the heart of the Smackover formation would provide the Company with access to significant amounts of tank bottom sludge and contaminated soil.

WCCC owns a 120,000 barrel crude oil storage tank, in the heart of the Permian Basin, located near Colorado City, Texas. The storage tank is presently connected to the Lotus pipeline system and the Company intends to further connect the tank to the Medallion and Wolf pipeline systems if the acquisition of WCCC is successfully completed. Under the terms of an existing agreement, WC Crude has agreed to lease the oil storage tank for a period of 10 years. As with SFD, WCCC would provide the Company with the infrastructure to blend and sell oil which has been recovered via a RPC machine from tank bottom sludge and contaminated soil which exists in the Permian Basin.

The foregoing descriptions of the MIPA, the Notes, the Shared Services Agreement, the Pledge Agreements, the Master Netting Agreement, the Guaranty Agreements, the Lock-Up Agreements, the Assignment of Membership Agreements, the Release Agreement, the Oil Storage Agreement and the Crude Petroleum Supply Agreement (including the amendment thereto) do not purport to be complete and are qualified in their entirety by their full text, the forms of which are filed as exhibits to this Current Report on Form 8-K.

ITEM 8.01 OTHER EVENTS.

On June 16, 2022, the Company issued a press release announcing the execution of the MIPA.  A copy of the press release is provided as Exhibit 99.1 to this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide investors with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

• should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

• have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

• may apply standards of materiality in a way that is different from what may be viewed as material to other investors; and

• were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and in the Company’s other periodic filings which are available without charge through the SEC’s website at http://www.sec.gov.

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Exhibit No.	Exhibit

2.1	Membership Interest Purchase Agreement dated as of June 15, 2022, by and among the Registrant, Jorgan Development, LLC and JBAH Holdings LLC

4.1	Form of Secured Promissory Note of Registrant

10.1	Form of Shared Services Agreement among Endeavor Crude, LLC, Silver Fuels Delhi LLC and White Claw Colorado City, LLC

10.2	Form of Pledge Agreement

10.3	Form of Master Netting Agreement among Registrant, Silver Fuels Delhi LLC, White Claw Colorado City, LLC, Jorgan Development, LLC, JBAH Holdings, LLC, Endeavor Crude, LLC and White Claw Crude, LLC

10.4	Form of Guaranty Agreement

10.5	Form of Lock-Up Agreement

10.6	Form of Assignment of Membership Agreement

10.7	Form of Release Agreement

10.8	Oil Storage Agreement dated January 1,2021 by and between White Claw Colorado City, LLC and White Claw Crude, LLC

10.9	Crude Petroleum Supply Agreement dated January 1,2021 by and between White Claw Crude, LLC and Silver Fuels Delhi LLC

10.10	Form of First Amendment to Crude Petroleum Supply Agreement dated January 1,2021 by and between White Claw Crude, LLC and Silver Fuels Delhi LLC

99.1	Press Release of the Registrant dated June 16, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: June 22, 2022	By:	/s/ Matthew Nicosia
Name: Matthew Nicosia
Title: Chief Executive Officer

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